Exhibit 24
SECTION 13 AND SECTION 16
POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints each of Diedre J. Gray, Elizabeth C. Minogue and Beth E. Frohlichstein, and their successors in office and designees, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) take such actions as may be necessary or appropriate to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the “SEC”), which actions may include (a) enrolling the undersigned in EDGAR Next and preparing, executing in the undersigned’s name and on the undersigned’s behalf and submitting to the SEC a Form ID, including amendments thereto, and any other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated thereunder (collectively, the “Exchange Act”);
(2) execute and file for and on behalf of the undersigned, in the undersigned’s capacity as a director, officer or beneficial owner of shares of stock of Post Holdings, Inc. (the “Company”), any Schedule 13D and Schedule 13G, and any amendments, supplements or exhibits thereto (including any joint filing agreements), in accordance with Section 13 of the Exchange Act, and any Forms 3, 4 and 5, and any amendments, supplements or exhibits thereto, in accordance with Section 16(a) of the Exchange Act;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D or Schedule 13G or any such Form 3, 4, or 5, or any amendment, supplement or exhibit thereto, and timely file such schedule or form with the SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 16 of the Exchange Act with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of February, 2026.
/s/ Gregory Carl Pearson
Gregory Carl Pearson

NOTARIZATION
State of Missouri
City/County of St. Louis
This power of attorney was acknowledged before me on the 17th day of February, 2026 by Gregory Carl Pearson.
/s/ Debra Jamison
Notary Signature
[Notary Stamp]

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